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PROXY
                      THE PHOENIX RESOURCE COMPANIES, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MAY 20, 1996

     The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Stockholders of The Phoenix Resource Companies, Inc. (the "Company") to be held on May 20, 1996 and the Proxy Statement/Prospectus in connection therewith, each dated April 17, 1996; (b) appoints George D. Lawrence Jr. and Patricia J. Murano, or either of them, each with the power to appoint a substitute, as Proxies of the undersigned; (c) authorizes the Proxies to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on April 15, 1996 at such special meeting and at any adjournments(s) thereof; and (d) revokes any proxies heretofore given.


                  (Continued and to be signed on reverse side)
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                                                  Please mark
                                                  your votes as  / /
                                                  indicated in
                                                  this example

                                                   FOR   AGAINST   ABSTAIN
1. Approval of the Agreement and Plan of Merger    / /     / /       / /
   dated March 27, 1996, among the Company,
   Apache Corporation and YPY Acquisitions, Inc., as more fully described in the Proxy
   Statement/Prospectus (the "Merger Agreement").

                                                   2. In their discretion, the
                                                      Proxies are authorized to
                                                      vote upon such other
                                                      matters as may properly
                                                      come before the meeting or
                                                      any adjournment(s) or
                                                      postponement(s) thereof.

                                         THIS PROXY WILL BE VOTED AS SPECIFIED,
                                         OR IF NO SPECIFICATION IS INDICATED,
                                         THIS PROXY WILL BE VOTED FOR APPROVAL
                                         OF THE MERGER AGREEMENT AND, IN THE
                                         DISCRETION OF THE PROXIES, ON ANY OTHER
                                         BUSINESS.

                                         This proxy revokes all prior proxies
                                         given with respect to the shares of the
                                         undersigned.

                                         IMPORTANT-Please sign, date and mail
                                         this proxy promptly in the enclosed
                                         envelope, which requires no postage if
                                         mailed in the United States or Canada.





Signature(s) __________________________________________ Date ___________________
Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.